Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 31, 2021, with respect to the consolidated balance sheets of Empire Petroleum Corporation as of December 31, 2020 and 2019, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, incorporated herein by reference and to the reference to our firm under the heading "Experts" in this registration statement.

/s/ HoganTaylor LLP

Tulsa, Oklahoma

October 28, 2021